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                                  AMENDMENT TO
                             PARTICIPATION AGREEMENT
                                (Service Shares)

The Fund Participation Agreement (Services Shares), dated February 25, 2000, by and among JANUS ASPEN SERIES, JANUS DISTRIBUTORS, INC. ("JDI"), and COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY (formerly known as Allmerica Financial Life Insurance and Annuity Company, is hereby amended as follows:

NO SCHEDULES

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: August 1, 2007

                                   COMMONWEALTH ANNUITY AND LIFE
                                   INSURANCE COMPANY (fka ALLMERICA
                                   FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY)


                                   By:
                                          --------------------------------------
                                   Name:  Michael A. Reardon
                                   Title: President


                                   By:
                                          --------------------------------------
                                   Name:
                                   Title: President


                                   JANUS ASPEN SERIES


                                   By:
                                          --------------------------------------
                                   Name:
                                   Title:


                                   JANUS DISTRIBUTORS, INC.


                                   By:
                                          --------------------------------------
                                   Name:
                                   Title: